March 7, 2000

PRIVATE & CONFIDENTIAL

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Dear Sir/Madam:

     We  have  read  Item  4  of  Form  8-K  dated   February   24,   2000,   of
forestindustry.com, Inc. (formerly Autoeye Inc.) and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Ernst & Young
Ernst & Young



cc:   Mr. Joe Perraton, President, forestindustry.com, Inc.